Exhibit 5



                                                              November 28, 1997



Valley Resources, Inc.
1595 Mendon Road
Cumberland, RI  02864

Ladies and Gentlemen:

     This opinion is furnished in connection with the filing by Valley Resources, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") registering under the Securities Act of 1933, as amended, 208,875 shares of Common Stock, $1.00 par value (the "Common Stock"), to be issued pursuant to the Company's Direct Stock Purchase Plan (the "Plan").

     As counsel for the Company, we participated in the preparation of the Registration Statement and have examined such other certificates and documents as we deemed necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock being registered by theRegistration Statement, when issued and paid for as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

     We  hereby  consent  to the  reference  to  our  firm  in the  Registration
Statement.

                                             Very truly yours,



                                             EDWARDS & ANGELL